                                                                    Exhibit 99.2



                   OSI PHARMACEUTICALS, INC. AND SUBSIDIARIES

              Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999
                                 (In thousands)


                                                                                     Pro Forma Adjustments
                                                            Historical          ------------------------------
                                                      ----------------------      Assets Not
                                                         OSI         Cadus       Acquired and                       Pro Forma
                                                       June 30,     June 30,      Liabilities         Other         June 30,
               Assets                                   1999         1999       Not Assumed (1)    Adjustments         1999
                                                      ---------    ---------    ---------------    -----------      ---------
Current assets:
  Cash and cash equivalents                           $  10,498        6,978       (6,978)         (2,274)(2)          8,224
  Restricted cash                                            --          296         (296)                                 -
  Short-term investments                                 10,590           --                                          10,590
  Receivables, including trade receivables                2,301           --                                           2,301
  Interest receivables                                      142           --                                             142
  Grants receivable                                         235           --                                             235
  Prepaid expenses and other current assets                 890          215         (141)                               964

                                                      ----------------------------------------------------------------------
      Total current assets                               24,656        7,489       (7,415)         (2,274)            22,456
                                                      ----------------------------------------------------------------------

Restricted cash - noncurrent                                 --       18,641      (18,641)                                 -
Property, equipment and leasehold improvements -- net     7,500        2,439         (144)         (1,265)(6)          8,530
Compound library assets -- net                            4,314           --                        1,000 (3)          4,764
                                                                                                     (550)(6)
Investments in other ventures                                --        1,653       (1,653)                                 -
Intangible assets -- net                                     --           --                          225 (4)          6,728
                                                                                                     (125)(6)
Other assets -- net                                       1,351        1,437       (1,217)           (120)(6)          1,451
                                                      ----------------------------------------------------------------------
      Total assets                                    $  44,449       31,659      (29,070)         (3,109)            43,929
                                                      ======================================================================

    Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses               $   3,606        1,484       (1,334)                             3,756
  Unearned revenue -- current                               982           --                                             982
  Loans payable -- current                                  167          304         (304)                               167
                                                      ----------------------------------------------------------------------
      Total current liabilities                           4,755        1,788       (1,638)                             4,905
                                                      ----------------------------------------------------------------------

Unearned revenue -- long term                               429           --                                             429
Loans payable -- long term                                  319           --                                             319
Deferred acquisition costs                                  701           --                                             701
Accrued postretirement benefits cost                      1,499           --                                           1,499
Reserve for litigation damages                               --       18,641      (18,641)                                 -

Stockholders' equity:
  Preferred Stock                                            --           --                                              --
  Common stock                                              224          132         (132)                               224
  Additional paid-in capital                            105,050       59,689      (59,689)                           105,050
  Accumulated deficit                                   (62,203)     (48,291)      48,291            (670)(5)        (62,873)
  Accumulated other comprehensive loss                     (267)          --                                            (267)
  Treasury stock                                         (6,058)        (300)         300                             (6,058)
                                                      ----------------------------------------------------------------------
      Total stockholders' equity                         36,746       11,230      (11,230)           (670)            36,076
                                                      ----------------------------------------------------------------------
      Total liabilities and stockholders' equity      $  44,449       31,659      (31,509)           (670)            43,929
                                                      ======================================================================

                   OSI PHARMACEUTICALS, INC. AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Combined Statement of Operations

                    For the nine months ended June 30, 1999

                                 (In thousands)


                                                                                  Pro Forma Adjustments
                                                            Historical        ----------------------------
                                                       --------------------    Revenue and
                                                         OSI        Cadus      Expenses of                        Pro Forma
                                                       June 30,    June 30,    Activities         Other            June 30,
                                                         1999        1999     Not Assumed (7)  Adjustments           1999
                                                       --------    --------   ---------------  -----------        ---------
Revenues:
  Collaborative program revenues                       $ 12,600       7,704      (5,679)                             14,625
  Other research revenue                                    814          --                                             814
  License revenue                                         2,171          --                                           2,171
  Sales                                                     916          --                                             916
                                                       --------------------------------------------------------------------
                                                         16,501       7,704      (5,679)                             18,526
                                                       --------------------------------------------------------------------
Expenses:
  Research and development costs                         14,766      11,588      (5,727)            70 (8)           20,697
  Production and service costs                            1,239          --                                           1,239
  Selling, general and administrative                     6,364       5,702      (5,157)                              6,909
  Amortization of intangibles                             1,096          --                         30 (8)            1,126
                                                       --------------------------------------------------------------------
                                                         23,465      17,290     (10,884)           100               29,971
                                                       --------------------------------------------------------------------
     Loss from operations                                (6,964)     (9,586)      5,205           (100)             (11,445)

Other income (expense):
  Net investment income                                     658         811        (811)           (85)(9)              573
  Loss of equity in other ventures                            -        (974)        974                                   -
  Reserve for litigation damages                              -     (18,500)     18,500                                   -
  Other expense -- net                                      (54)         45         (45)                                (54)
                                                       --------------------------------------------------------------------
    Net loss                                           $ (6,360)    (28,204)     23,823           (185)             (10,926)
                                                       ====================================================================
Weighted average number of shares of
  common stock outstanding                               21,430                                                      21,430
                                                       ========                                                    ========
Basic and diluted loss per weighted average
 share of common stock outstanding                     $  (0.30)                                                      (0.51)
                                                       ========                                                    ========


                   OSI PHARMACEUTICALS, INC. AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Combined Statement of Operations

                     For the year ended September 30, 1998

                                 (In thousands)


                                                                                  Pro Forma Adjustments
                                                            Historical        ----------------------------
                                                       --------------------    Revenue and
                                                         OSI        Cadus      Expenses of                        Pro Forma
                                                       Sept 30,    Dec. 31,    Activities         Other            Sept 30,
                                                         1998        1998     Not Assumed (7)  Adjustments           1998
                                                       --------    --------   ---------------  -----------        ---------
Revenues:
  Collaborative program revenues                       $ 16,166      12,576      (9,876)                             18,866
  Other research revenue                                  1,429           -                                           1,429
  License revenue                                           752           -                                             752
  Sales                                                   1,121           -                                           1,121
                                                       --------------------------------------------------------------------
                                                         19,468      12,576      (9,876)                             22,168
                                                       --------------------------------------------------------------------
Expenses:
  Research and development costs                         20,350      15,389      (7,565)                             28,264
                                                                                                      90 (8)
  Production and service costs                              955           -                                             955
  Selling, general and administrative                     8,077       8,977      (8,078)                              8,976
  Amortization of intangibles                             1,461           -                           40 (8)          1,501
                                                       --------------------------------------------------------------------
                                                         30,843      24,366     (15,643)             130             39,696
                                                       --------------------------------------------------------------------

                                                       --------------------------------------------------------------------
    Loss from operations                                (11,375)    (11,790)      5,767             (130)           (17,528)
                                                       --------------------------------------------------------------------
Other income (expense):
  Net investment income                                   1,468       1,834      (1,834)            (115)(9)          1,353
  Loss of equity in other ventures                            -      (1,144)      1,144                                   -
  Reserve for litigation damages                              -     (18,500)     18,500                                   -
  Other expense - net                                      (277)        (90)         90                                (277)
                                                       --------------------------------------------------------------------
    Net loss                                           $(10,184)    (29,690)     23,667             (245)           (16,452)
                                                       ====================================================================
Weighted average number of shares of
  common stock outstanding                               21,373                                                      21,373
                                                       ========                                                    ========
Basic and diluted loss per weighted average
  share of common stock outstanding                    $  (0.48)                                                      (0.77)
                                                       ========                                                    ========

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(IN THOUSANDS)

(1) Book values of assets not acquired and liabilities not assumed by OSI Pharmaceuticals, Inc. ("OSI") from Cadus Pharmaceutical Corporation ("Cadus") in accordance with the Asset Purchase Agreement dated July 30, 1999 by and between OSI and Cadus (the "Agreement"). The book values of the assets acquired and the liabilities assumed by OSI from Cadus are summarized as follows:

         Fixed assets                        $  2,295
         Prepaid expenses                          74
         Patent costs                             220
                                             --------

                                             $  2,589
                                             ========
         Employee benefits liability         $    150
                                             ========


(2)  Cash paid by OSI in connection with the Agreement summarized as follows:

         Purchase price to Cadus             $  1,574
         Professional fees                        700
                                             --------

                                             $  2,274
                                             ========

     In addition, OSI assumed $150 of certain employee-related liabilities resulting in a total acquisition cost of $2,424.

(3) Allocation of the purchase price to compound library acquired by OSI (see note 5 regarding valuation study).

(4) Allocation of the purchase price to the assembled workforce intangible (see note 5 regarding valuation study).

(5) Represents an estimated charge of $670 for acquired in-process research and development costs, net of negative goodwill allocation (see note 6). No tax benefit has been reflected in connection with this charge in recognition of the uncertainty that any such tax benefits will be realized by OSI based on its history of operating losses since OSI's inception. OSI has engaged a professional services firm to conduct a valuation study of the assets acquired under the Agreement, including a determination of acquired in-process research and development costs. This valuation has not yet been completed. As a result, the allocation of the purchase price is subject to change upon completion of the valuation study, including the estimated amount of acquired in-process research and development costs.

     The estimated charge of $670 for acquired in-process research and development costs has been reflected as a reduction of stockholders' equity in the pro forma condensed combined balance sheet as of June 30, 1999.

     This same charge has been excluded from the pro forma condensed combined statement of operations for the year ended September 30, 1998 since the charge is non-recurring and directly related to the Agreement.

(6) Allocation of negative goodwill to reduce noncurrent financial assets on a pro rata basis. The determination of negative goodwill and the allocation to noncurrent financial assets are summarized as follows:

         Summary of fair value of assets acquired:

         Fixed assets                                                    $ 2,295
         Patents                                                             220
         Prepaid expenses                                                     74
         Assembled work force                                                225
         Compound library                                                  1,000
         In-process research and development costs                         1,500
                                                                         -------
              Total fair value of assets acquired                          5,314

         Purchase price                                                    2,424
                                                                         -------
              Negative goodwill                                          $ 2,890
                                                                         =======

         Pro rata allocation of negative goodwill:

         Fixed assets                                                    $ 1,265
         Patents                                                             120
         Assembled work force                                                125
         Compound library                                                    550
         In-process research and development costs                           830
                                                                         -------
              Negative goodwill                                          $ 2,890
                                                                         =======

         Summary of fair value of assets acquired, net of the allocation of negative goodwill:

         Fixed assets                                                    $ 1,030
         Patents                                                             100
         Prepaid expenses                                                     74
         Assembled work force                                                100
         Compound library                                                    450
         In-process research and development costs                           670
                                                                         -------
              Fair value of assets acquired, net                         $ 2,424
                                                                         =======

(7) Revenues and expenses of activities not assumed by OSI. In accordance with the Agreement, OSI assumed the operations of Cadus' facility, including lease obligations for the facility and certain research equipment, 47 research employees and the research program with Solvay Pharmaceuticals B.V. The determination of the pro forma employee-related expenses is based on the ratio of research employees hired by OSI to the total number of Cadus research employees during the pro forma periods. Other research costs and administrative expenses were estimated based on the operating activities assumed by OSI as a result of the Agreement. No provision for income taxes has been made based on the history of the operating losses of both OSI and Cadus since their inceptions. A summary of revenue and expenses activity acquired by OSI is as follows:

                                                     Year Ended                  Nine Months Ended
                                                    Sept. 30, 1998                 Jun. 30, 1999
                                                    --------------               -----------------
         Research revenue (Solvay)                       2,700                          2,025
         Research costs (47 employees)
              including payroll
              and direct research costs                 (7,824)                        (5,861)
         Administrative expenses                          (899)                          (545)
                                                        ------                         ------
              Net loss                                  (6,023)                        (4,381)
                                                        ======                         ======

(8) Represents the amortization expense of the compound library (recorded in research and development costs), patents and workforce intangibles (recorded in amortization of intangibles) acquired under the Agreement based on the straight-line method over five years.

(9) Represents the reduction of investment income based on the total payments of $2,274 assuming an average rate of return of 5% per annum based on OSI's historical investment performance.